                                  EXHIBIT 3.8

                                  BY-LAWS OF

                                READING COMPANY


                                   ARTICLE I

                              CORPORATION OFFICE
                              ------------------

          1.1  Registered Office.  The Corporation shall have and continuously
               ------------------
maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

          1.2  Business Office.  The Corporation may also have offices at such
               ----------------
other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                  ARTICLE II


                                 SHAREHOLDERS
                                 ------------


          2.1  Meetings.
               ---------

               2.1.1  Place.  Meetings of the shareholders shall be held at such
                      -----
place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

               2.1.2  Annual Meeting.  An annual meeting of the shareholders for
                      --------------
the election of directors and for the transaction of other business as may be properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

               2.1.3  Special Meetings.  Special meetings of the shareholders
                      ----------------
may be called at any time by the President, the Chairman of the Board, any three members of the Board of Directors or the holders of at least one-fifth of the outstanding shares of stock of the Company entitled to vote at the meeting. The request of any person who has called a special meeting of shareholders shall be addressed to the Secretary of the Corporation, shall be signed by the persons making the request and shall state the purpose or purposes of the meeting. Upon receipt of any such request it shall be the duty of the Secretary to fix the time and provide written notice of the special meeting of shareholders, which shall be held not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to fix the time or provide written notice of the special meeting, the person or persons making the request may fix the time and provide written notice of the special meeting.

          2.2  Notice.  Written notice of the time and place of each meeting
               ------
of shareholders, other than an adjourned meeting of shareholders, and of the general nature of the business to be transacted at each special meeting of shareholders shall be given to each shareholder of record entitled to vote at the meeting at least five days before the date of the meeting unless a greater period of notice is required by law in a particular case.

          2.3  Quorum.  The presence in person or by proxy of the shareholders
               ------
entitled to cast at least a majority of votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum of the shareholders for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine.

          2.4  Voting Rights.
               -------------

               2.4.1  One Vote per share.  Each shareholder shall have the
                      ------------------
right at every shareholders' meeting to one vote for each share of Common Stock and one vote for each share of Class A Common Stock of the Corporation standing in the name of the shareholder on the books of the Corporation which is entitled to vote at such meeting. Shares of Common Stock and Class A Common Stock shall be voted together as a single class. Each shareholder may vote such shares either in person or by proxy.

               2.4.2  Majority.  Whenever any corporate action is to be taken
                      --------
by vote of the shareholders of this Corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of the shareholders by the holders of shares entitled to vote thereon.

          2.5  Record Date.  The Board of Directors may fix a time, not more
               -----------
than ninety days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid.

          2.6    Shareholder Communications.  Whenever the Corporation has been
                 --------------------------
unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 2.2 of these By-laws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address, this Section 2.6 shall cease to be applicable to such shareholder. The Corporation shall not be required to give notice to any shareholder pursuant to Section 2.2 of these By-laws if and for so long as communication with such shareholder is unlawful.

          2.7    Participation by Telephone.  Unless otherwise provided by a
                 --------------------------
resolution with respect to a specific meeting or with respect to a class of meetings, no shareholder may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

          2.8    Adjournment.  Any regular or special meeting of the
                 -----------
shareholders of the Corporation, including one at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------


          3.1. Number and Term.  The Board shall consist of eight Directors.
               ---------------
Except as provided in Section 3.4 hereof, the Directors shall be elected by the shareholders. Each Director shall hold office until the next annual meeting of shareholders or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. The Chairman of the Board shall be elected by the Board and preside at all meetings of the shareholders and directors, and in his absence the Board shall designate a member of the Board to act as chairman at such meeting. The Board may elect a Vice Chairman of the Board. Unless designated as the Chief Executive Officer pursuant to Section 4.1 hereof, neither the Chairman of the Board nor Vice Chairman of the Board shall be an officer of the Corporation.

               3.1.2  Nomination by Shareholders.  No shareholder shall be
                      --------------------------
permitted to nominate a candidate for election as a Director at or at any time after the 1993 Annual Meeting of Shareholders unless such shareholder shall provide in writing, not later than 120 days before the first anniversary of the preceding annual meeting of shareholders, to the Nominating Committee of the Board or in the absence of such committee to the Secretary of the Corporation, information about such candidate which, were such candidate a nominee of the Board of Directors for whom the Corporation solicited proxies, would be required to be disclosed in the proxy materials pursuant to which such proxies would be solicited as set forth in Items 7-8 of Schedule 14A promulgated by the Securities and Exchange Commission or any successor provisions.

          3.2  Powers.  All corporate powers as required or permitted by
               ------
applicable law, the Articles of Incorporation or these By-laws shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

          3.3  Meetings.
               --------

               3.3.1  Place.  Meetings of the Board of Directors shall be held
                      -----
at the principal office of the Corporation in Philadelphia, Pennsylvania or at such other place as may be designated by the Board or in the notice of the meeting.

               3.3.2  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held at least quarterly on such dates and at such time as the Board may designate. Notice of regular meetings need not be given.

               3.3.3  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called at any time by the Chairman of the Board and shall be called by him on the written request of three Directors. Notice (which need not be written) of the time and place of each special meeting shall be given to each Director at least two days before the meeting.

               3.3.4  Quorum.  A majority of the Directors in office shall
                      ------
constitute a quorum for the transaction of business at any meeting. The acts of a majority of the Directors present and voting at any meeting at which a quorum is present shall be the acts of the Board of Directors.

               3.3.5  Participation.  One or more Directors may participate in a
                      -------------
meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          3.4  Vacancies.  Vacancies in the Board of Directors, including
               ---------
vacancies resulting from an increase in the number of directors, shall be filled by vote of a majority of the remaining members of the Board, even if less than a quorum. Any person selected to fill such a vacancy shall serve until the next meeting of the shareholders called for the purpose of electing Directors.

          3.5  Committees.
               ----------

               3.5.1  Executive Committee.  The Board of Directors may, by
                      -------------------
resolution adopted by a majority of the entire Board, create an Executive Committee which shall consist of three or more Directors and shall have and exercise the authority of the Board over the business of the Corporation between meetings of the Board, except as restricted by Section 3.5.3 hereof.

               3.5.2  Additional Committees.  The Board of Directors may, by
                      ---------------------
resolution adopted by a majority of the entire Board, designate one or more additional committees, each committee to consist of two or more Directors and such alternate members (also Directors) as may be designated by the Board. To the extent provided in such resolution, any such committee shall have and exercise the powers of the Board of Directors. Unless otherwise determined by the Board, in the absence or disqualification of any member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, except as restricted by Section 3.5.3 hereof.

               3.5.3  Actions not permitted by Committees.  No Committee
                      -----------------------------------
shall have power or authority as to the following:

          (1) The submission to shareholders of any action requiring approval of shareholders;

          (2)  The creation or filling of vacancies in the Board;

          (3)  The adoption, amendment or repeal of the By-laws;

          (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

          (5) Action on matters committed by the By-laws or resolution of the Board to another committee of the Board.

          3.6 Limitation of Liability of Directors.
              -------------------------------------

               3.6.1  Fiduciary Duty.  A director of this Corporation shall
                      --------------
stand in a fiduciary relation to this Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of this Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

          (1) One or more officers or employees of this Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

          (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

          (3) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in questions that would cause his reliance to be unwarranted.

                 3.6.2  Consideration of all Factors.  In discharging the duties
                        ----------------------------
of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of this Corporation, consider the effects of any action upon employees, upon suppliers and customers of this Corporation and upon communities in which offices or other establishments of this Corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 3.6 hereof.

                 3.6.3  Actions.  Absent breach of fiduciary duty, lack of good
                        -------
faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of this Corporation.

                 3.6.4  No Personal Liability.  A director of this Corporation
                        ---------------------
shall not be personally liable for monetary damages as such for any action taken or any failure to take any action unless:

          (1) the director has breached or failed to perform the duties of his office under Sections 3.6.1 through 3.6.3 hereof; and

          (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                 3.6.5  Governing Law.  The provisions of Section 3.6.4 hereof
                        -------------
shall not apply to:

          (1) the responsibility or liability of a director pursuant to any criminal statute; or

          (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

                 3.6.6  Shareholder Approval to Amend.  Notwithstanding any
                        -----------------------------
other provisions of these By-laws, the approval of shareholders shall be required to amend, alter, change, repeal or adopt any provision as part of these By-laws which is inconsistent with the purpose or intent of Sections 3.6.1, 3.6.2, 3.6.3, 3.6.4, 3.6.5 or 3.6.6 of this Article III. The provisions of this
Section 3.6 were adopted by shareholders of the Corporation on April 24, 1987.

                                  ARTICLE IV

                                   OFFICERS
                                   --------


          4.1    Election.  The Board of Directors shall elect a  President,
                 --------
Treasurer, Secretary and such Vice President and other officers and assistant officers as the board may authorize from time to time. Two or more offices may be held by the same person. The Directors shall designate either the Chairman of the Board or the President to be the chief executive officer of the Corporation. Each officer shall hold office at the pleasure of the Board and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

          4.2    President.  The President may be designated as the chief
                 ---------
operating officer or the chief executive officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board and of the shareholders and shall perform the other duties of the Chairman of the Board.

          4.3    Chief Executive Officer.  The Chief Executive Officer of the
                 -----------------------
Corporation shall have general supervision over the business of the Corporation and may perform any act and execute any instrument for the conduct of its business and he or any officer or employee authorized by him may appoint, remove or suspend agents or employees of the Corporation and may determine their duties and compensation.

          4.4    Vice President.  The Vice President or, if more than one, the
                 --------------
Vice Presidents in the order, if any, established by the Board shall, in the absence or incapacity of the President, have the authority to exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in the By-laws or as shall be determined by the Board or the President. Any Vice President may, in the discretion of the Board, be designated as "executive," "senior," by departmental or functional classification, or chief operating officer.

          4.5    Secretary.  The Secretary shall attend all meetings of the
                 ---------
Board and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board or the President.

          4.6   Treasurer.  The Treasurer shall be responsible for the custody
                ---------
of the corporate funds and securities; shall be responsible for full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall perform such other duties as may be assigned to him by the Board or the President.

          4.7   Assistant Officers.  Each assistant officer shall assist in the
                ------------------
performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

          4.8   Other Officers.  The duties of the other officers shall be
                --------------
those usually related to their officers, except as otherwise prescribed by resolution of the Board of Directors.

          4.9   Standard of Care.  An officer shall perform his duties as an
                ----------------
officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise at its expense.

          4.10  Removal, Vacancies.  Any officer or agent of the Corporation
                ------------------
may be removed by the Board with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.


                                   ARTICLE V

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
          ------------------------------------------------------------

          5.1  Indemnification.  This Corporation shall indemnify any director
               ---------------
or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of this

Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          5.2  Non Exclusive Right.  The indemnification and advancement of
               -------------------
expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of shareholders or disinterested directors pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of this Corporation that indemnification of, and advancement of expenses to, directors and officers of this Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article V shall be deemed to have been amended for the benefit of directors and officers of this Corporation effective immediately upon any modification of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL") or the Directors' Liability Act of the Commonwealth of Pennsylvania (the "DLA") or any modification, or adoption of any other law that which expands or enlarges the power or obligation of corporations organized under the BCL or subject to the DLA to indemnify, or advance expenses to, directors and officers of this Corporation.

          5.3  Expenses.  This Corporation shall pay expenses incurred by an
               --------
officer or director, and may pay expenses incurred by any other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by this Corporation.

          5.4  Continuation of Indemnification.  The indemnification and
               -------------------------------
advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          5.5  Security for Obligations.  This Corporation shall have the
               ------------------------
authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these By-laws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of this Corporation or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article V. The provisions of this Article V shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 5.1 of this Article V but whom this Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL [or the DLA or] otherwise. The authority granted by this Section 5.5 shall be exercised by the Board of Directors of this Corporation.

          5.6  Right to Defend.  As soon as practicable after receipt by any
               ---------------
person specified in Section 5.1 of this Article V of notice of the commencement of any action, suit or proceeding specified in Section 5.1 of this Article V, such person shall, if a claim with respect thereto may be made against this Corporation under Article V of these By-laws, notify this Corporation in writing of the commencement or threat thereof; however, the omission so to notify this Corporation shall not relieve this Corporation from any liability under Article V of these By-laws unless this Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under
Article V of these By-laws. With respect to any such action as to which such person notifies this Corporation of the commencement of threat thereof, this Corporation may participate therein at its own expense and, except as otherwise provided below, to the extent that it desires, this Corporation jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by this Corporation to the reasonable satisfaction of such person. After notice from this Corporation to such person of its election to assume the defense thereof, this Corporation shall not be liable to such person under Article V of these By-laws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided below. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from this Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by this Corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between this Corporation and such person in the conduct of the defense of such proceeding or (iii) this Corporation shall not in fact have employed counsel to assume the defense of such action. This Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of this Corporation or as to which such person shall have reasonably concluded that there may be a conflict or interest. If indemnification under Article V of these By-laws or advancement of expenses are not paid or made by this Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against this Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on this Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by this Corporation.

          5.7  Contract.  A contract shall exist between this Corporation
               --------
and its officers and directors with respect to indemnification and advancement of expenses as provided by this Article V and as otherwise provided by applicable law.


          5.8  Amendment.  The repeal of Article V, in its entirety, of these
               ---------
By-laws, or any other alteration or amendment thereof which may impair or otherwise diminish the protection afforded by such provisions to the persons described therein, shall be effective only with respect to transactions, actions or omissions to act by such persons which occur after the effective date of such repeal or amendment and shall have no effect whatsoever with respect to such transactions, actions or omissions occurring prior to such effective date.

          5.9  Adoption.  The provisions of this Article V were adopted by the
               --------
shareholders of this Corporation on April 24, 1987.

                                  ARTICLE VI

                       SHARE CERTIFICATES AND TRANSFERS
                       --------------------------------


          6.1    Share Certificates.  Every shareholder of record shall be
                 ------------------
entitled to a share certificate representing the shares held by him. Every share certificate shall bear the corporate seal (which may be a facsimile) and the signature of the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer of the Corporation. Where a certificate is signed by a transfer agent or registrar the signature of any corporate officer may be a facsimile.

          6.2    Transfers.  Upon surrender to the Corporation of a share
                 ---------
certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to so transfer, and, subject to any restrictions on transfer as provided on the certificate or in the Articles of Incorporation, a new certificate shall be issued to the person entitled thereto and the old certificate shall be cancelled and the transfer recorded on the appropriate share register of the Corporation. A transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.



                                  ARTICLE VII

                                  FISCAL YEAR
                                  -----------


          7.1 The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the following thirty-first day of December.

                                 ARTICLE VIII

                                 CONTRIBUTIONS
                                 -------------


          8.1 Contributions.  The Board of Directors is authorized to make such
              -------------
contributions and donations for such
public and charitable purposes as may now, or hereafter, be authorized or permitted under the laws of Pennsylvania.


                                   ARTICLE IX

                     PROVISIONS OF BUSINESS CORPORATION LAW
                     --------------------------------------
                       NOT APPLICABLE TO THE CORPORATION
                       ---------------------------------

          9.1 Section 910 of the Pennsylvania Business Corporation Law, Pennsylvania Statute Annotated Title 15 (S)1910, shall not be applicable to this Corporation. (Amended June 2, 1988)

          9.2 Section 911 of the Pennsylvania Business Corporation Law, Pennsylvania Statute Annotated Title 15, (S)1911, shall not be applicable to this Corporation. (Amended June 2, 1988)

          9.3 Subsections (d) through (f) of Section 511 of the Business Corporation Law of 1988, Pennsylvania Statute Annotated Title 15 (S)511(d) through (S)511(f), shall not be applicable to this Corporation. (Amended May 15, 1990)

          9.4 Subsections (e) through (g) of Section 1721 of the Business Corporation Law of 1988, Pennsylvania Statute Annotated Title 15 (S)1721(e) through (S)1721(g), shall not be applicable to this Corporation. (Amended May 15, 1990)

          9.5 Subchapter G of Chapter 25 of the Business Corporation Law of 1988 shall not be applicable to this Corporation. (Amended May 15, 1990)


          9.6 Subchapter H of Chapter 25 of the Business Corporation Law of 1988 shall not be applicable to this Corporation. (Amended May 15, 1990)


                                   ARTICLE X

                                   AMENDMENTS
                                   ----------


          10.1 These by-laws may be amended at any regular or special meeting of the Board of Directors by the vote of a majority of all the Directors in office or at any annual or special meeting of shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice to shareholders of any such shareholders' meeting shall set forth the proposed amendment or change or a summary thereof.

__________________

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

By-laws amended and restated by Board resolution on May 15, 1990.

Article III, (S)3.1.1 Amended by Board resolution on September 18, 1990.

Article III, (S)3.1.2 Deleted by Board resolution on March 4, 1992.

Article III, (S)3.1.2 Adopted by Board resolution on May 4, 1992.

Article III, (S)3.1 Amended by Board resolution on May 22, 1992.

Article III, (S)3.1 Amended by Board resolution on February 26, 1993.

Article III, (S)3.1 Amended by Board resolution on October 6, 1995.

Article III, (S)3.1 Amended by Board resolution on May 23, 1996.

                                       15